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                                                                   EXHIBIT 10.33

                                   AGREEMENT

     AGREEMENT (the "Agreement") dated as of June 29, 1999, between The Ashton Technology Group, Inc., ("Ashton"), Universal Trading Technologies, Inc. ("UTTC"), and their subsidiaries and affiliates, (collectively, the "Company"), on one hand, and Robert Eprile (the "Executive").

     WHEREAS, the Executive has been employed as an officer and has served as a director of the Company.

     WHEREAS, the Company and the Executive mutually desire to have the employment and service as a director of the Executive by the Company terminate; and

     WHEREAS, the parties wish to settle their mutual rights and obligations arising from, or related to, the termination of the Executive's employment and service as a director with the Company.

     NOW THEREFORE, in consideration of the mutual promises and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive agree as follows:

     Section 1.  Termination and Resignation from Offices.  The Executive and
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the Company hereby confirm that Executive's employment with the Company terminated effective March 24, 1999 and that effective the date hereof he shall be deemed to have resigned from all positions with the Company.

     Section 2.  Other Benefits.
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                 Health Insurance.  The Company will pay for the cost to
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continue health insurance for the Executive and his family until June 30, 1999.

     Section 3.  UTTC Stock.  On the date hereof, UTTC will deliver to the
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Executive a certificate representing 416,632 shares of common stock of UTTC.
Such shares shall be subject to the rights and obligations contained in Sections 2.3, 3.1, 3.2, 3.3, 3.4, 3.5, and 3.6 (with the exception that the reference to Rosensaft shall be construed as a reference to the Executive) of the agreement between the Company and David Rosensaft dated March 19, 1999, a copy of which is attached hereto as Exhibit A.

     Section 4.  (a)  Ashton Options.  On the date hereof, Ashton and Executive
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agree to amend the stock option agreement entered into on July 15, 1998, a copy of which is attached hereto as Exhibit B (the "Stock Option Agreement"), to provide that the grant to Executive shall be for 500,000 shares of Ashton's common stock which option shall fully vest on the date this Agreement is executed, shall be exercisable until July 15, 2003 and is otherwise subject to the terms and subject to the conditions contained in such stock option
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other than Sections 3.2(a) and (c) of the Stock Option Agreement.
Notwithstanding the preceding sentence, in the event of an exercise by Executive of some or all of his options, the portion of the options exercised shall be deemed exercised upon full payment for such shares, and the shares shall be issued by Ashton as of such date of such full payment. Notwithstanding anything to the contrary herein or in the Stock Option Agreement, the authority conferred upon the Compensation Committee of the Board of Directors of Ashton in Section
5.1 of the Stock Option Agreement to interpret such agreement shall not be construed to permit the Compensation Committee to reduce the number of options granted to Executive, or otherwise take any action which would disadvantage Executive as compared to the other holders of Option Shares with respect to the stock option or the Option Shares, except as may be provided in Sections 2.4 and
2.5 of the Stock Option Agreement, the Certificate of Incorporation or Bylaws of Ashton or applicable law.

                 (b) Registration of Shares Underlying Options.
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                     (i) In the event that Ashton registers some or all of the
          shares of common stock underlying options granted to other executives of the Company pursuant to stock option grants made on July 15, 1998 ("Option Shares"), Ashton shall include on such registration statement or registration statements, as the case may be, the amount of Options Shares owned by Executive which is equal to the product of 500,000 and a fraction, the numerator of which is the number of shares common stock underlying options being registered by holders of Option Shares other than Executive and the denominator of which is 4,460,000. If the holders of a majority of the Option Shares being registered agree to sell or to refrain from selling their shares in a particular manner, then Executive shall agree to the same manner of sale of the Option Shares owned by him. If such registration statement provides for an underwritten offering, the Option Shares owned by Executive shall be subject to any cutbacks or hold backs and indemnification and contribution provisions and such other matters as requested by the managing underwriter or underwriters. Neither of the foregoing provisions contained in the immediately preceding two sentences are intended to disadvantage Executive as compared to the other holders of Option Shares with respect to the stock option or the Option Shares.

                     (ii) If the Option Shares owned by Executive are not eligible for registration on the registration form on which such
          Option Shares are registered, Ashton shall prepare and file with the Securities and Exchange Commission (the "SEC") a registration statement on a form which allows for the registration of Executive's Option Shares. In such event, Executive shall pay all reasonable costs, in an amount not to exceed $10,000, in connection with the registration of such Option Shares, including, but not limited to, filing fees, legal and accounting fees and expenses, expenses of the transfer agent and the like.
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     Section 5.  Ashton Stock.  Following the nineteenth day of the date hereof,
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and upon receipt by Ashton of confirmation by Executive that he has owned
(assuming full payment of purchase price) the shares of Ashton stock referred to below for in excess of one year, Ashton shall instruct its transfer agent to remove the restrictive legend contained on the certificate or certificates representing an aggregate of 750,000 shares of common stock and 5,062.5 shares of Series A Convertible PIK Preferred Stock of Ashton (or, in the event such shares of Series A Convertible PIK Preferred Stock have been converted, up to 50,000 shares of common stock underlying such Series A Convertible PIK Preferred Stock), less any shares which may have been sold subsequent to March 24, 1999.

     Section 6.  No further Obligations of the Parties.  Except as provided
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herein, neither party shall have any further obligations to the other.

     Section 7.  Conditions of Benefits.  The Company shall provide to the
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Executive the rights, payments and benefits set forth herein as consideration for (i) the Executive's execution, non-revocation and honoring of a release of claims and covenant not to sue in favor of the Company in the form attached hereto as Exhibit C and (ii) the Executive's continued compliance with the provisions of Sections 8, 9 and 10 hereof.

     Section 8.  Non-Disclosure; Noncompetition; Nonsolicitation.  (a)  The
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Executive agrees that for a period of one year from the date hereof, the
Executive will not (i) directly or indirectly, own, manage, operate, control or participate in the ownership, management or control of, or be connected as an officer, employee, partner, director, or otherwise with, or have any financial interest in, or aid or assist anyone else in the conduct of, any entity or business which is engaged in the development and commercialization of on-line transaction systems for the securities, or (ii) either personally or by his agent or by letters, circulars or advertisements, and whether for himself or on behalf of any other person, company, firm or other entity canvass or solicit, or enter into or effect (or cause or authorize to be solicited, entered into or effected), directly or indirectly, for or on behalf of himself or any other person, any business relating to the development and commercialization of on-line transaction systems for the securities markets or orders for such business from any person, company, firm or other entity who is, or has at any time within two years prior to the date of such action been, a customer or supplier of the Company or any of its subsidiaries, affiliates or divisions. Notwithstanding the foregoing, the Executive's ownership of securities of a public company engaged in competition with the Company not in excess of 5% of any class of such securities shall not be considered a breach of the covenants set forth in this Section.

          (b) The Executive hereby agrees that he shall not, at any time following the date hereof, disclose or use for any purpose confidential information or proprietary data of the Company (or any of its subsidiaries), except as required by applicable law or legal process; provided, however, that
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confidential information shall not include any information known generally to the public or ascertainable from public or published sources (other than as a result of unauthorized disclosure by the Executive) or any information of a
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type not otherwise considered confidential by persons engaged in the same business or a business similar to that conducted by the Company.

          (c) The Executive acknowledges and agrees that the Company will suffer irreparable injury in the event of any material breach of this Section 8, that damages resulting from such injury will be incapable of being precisely measured, and that the Company will not have an adequate remedy at law to redress the harm which such violation shall cause. Therefore, the Executive agrees that the Company shall have the rights and remedies of specific performance and injunctive relief, in addition to any other rights or remedies that may be available at law or in equity or under this Agreement, in respect of any failure, or threatened failure, on the part of the Executive to comply with the provisions of this Section 8, including, but not limited to, temporary restraining orders and temporary injunctions to restrain any violation or threatened violation of this Section 8 by the Executive.

     Section 9.  Return of Company Property.  The Executive acknowledges that
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all records, files, documents (including marketing and presentation materials)
and equipment, all information relating to employees, Company suppliers, and any other materials that in any way relate to the business of the Company which the Executive has accumulated during his employment by the Company, other than information and documents publicly known or disseminated, are the property of the Company, including all duplicates and copies of any of the foregoing, and that all such property shall be returned to the sole possession of the Company at the date of execution hereof. In addition, the Executive shall deliver to Company on the date hereof a list of all marketing and other contacts made by the Executive on behalf of the Company.

     Section 10.  Business Goodwill.  At all times following date hereof, unless
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required by process of law or subpoena, the Executive shall make no comments or take any other actions, direct or indirect, that will reflect adversely on the Company or its officers, directors, employees or agents in such capacity or adversely affect their business reputation or goodwill. At all times following the date hereof, the Board of Directors, each director and each officer of the Company shall make no comments or take any other actions, direct or indirect, that will reflect adversely on the Executive or adversely affect his business reputation or goodwill. The Executive hereby agrees that for a period of two years following the date hereof, he shall reasonably cooperate with the Company in providing information that the Company reasonably requests and in taking such other action as the Company may reasonably request, testifying in connection with any legal proceeding or matter relating to the Company, other than proceedings relating to the enforcement of this Agreement or other proceedings in which the Executive is a named party whose interests are adverse to those of the Company. In the event that Executive is requested by the Company to perform any of the obligations set forth in the previous sentence, the Company shall pay to Executive his reasonable out-of-pocket expenses.
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     Section 11.  Release by the Company.  The Company agrees to execute and
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deliver to the Executive within ten days of the date hereof, a release of claims and covenant not to sue in the form of Exhibit D.

     Section 12.  Miscellaneous.
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     A.  Complete Agreement.  This Agreement constitutes the entire agreement
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between the parties and cancels and supersedes all other agreements and understandings, whether written or oral, between the parties which may have related to the subject matter contained in this Agreement.

     B.  Modification; Agreement: Waiver.  No modification, amendment or waiver
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of any provisions of this Agreement shall be effective unless approved in writing by both parties. The failure at any time to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of either party thereafter to enforce each and every provision hereof in accordance with its terms.

     C.  Governing Law; Jurisdiction.  This Agreement and performance under it,
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and all proceedings that may ensue from its breach, shall be construed in accordance with and under the laws of the Commonwealth of Pennsylvania, and the parties submit to the jurisdiction of the courts of the Commonwealth of Pennsylvania located in Philadelphia for purposes of any actions or proceedings that may be required to enforce this Agreement.

     D.  Severability.  Whenever possible, each provision of this Agreement
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shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     E.  Assignment.  The rights and obligations of the parties under this
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Agreement shall be binding upon and inure to the benefit of their respective successors, assigns, executors, administrators and heirs.

     F.  Notices.  All notices and other communications under this Agreement
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shall be in writing and shall be given in person or by telegraph, telefax or first class mail, certified or registered with return receipt requested, and shall be deemed to have been duly given when delivered personally or three days after mailing or one day after transmission of a telegram or telefax, as the case may be, to the respective persons named below:

     If to the Company:  Ashton Technology Group, Inc.
                         1900 Market Street
                         Philadelphia, PA  19103
                         Attn: Secretary
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     If to the Executive: Robert Eprile
                          1 Columbus Place
                          New York, NY  10019

                          with a copy to:

                          Daniel J. Kornstein, Esq.
                          Kornstein, Veisz & Wexler, LLP
                          757 Third Avenue
                          New York, NY  10017

     The parties may give notice of change of address in which event the notices required by this section shall be furnished in accordance with the notice of change.

     G.  Advice of Counsel.  The Executive acknowledges that he has consulted
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with his own legal counsel with respect to the subject matter and the terms of this Agreement and that this Agreement is the product of negotiations between the Company and its counsel on the one hand and the Executive and his counsel on the other.

     H.  Indemnification.  Executive shall be entitled to the indemnification
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for claims for any act or omission in his capacity as an officer and director of
Ashton in accordance with the Certificate of Incorporation and By-laws of
Ashton.
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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                             ASHTON TECHNOLOGY GROUP, INC.


                             By  /s/ Arthur J. Bacci
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                             Its President
                                 -------------------


                             EXECUTIVE:


                             /s/ Robert Eprile
                             -----------------
                             Robert Eprile